Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

Contact:	Lynda L. Glass
EVP/Secretary &
Chief Governance Officer
717.339.5085
lglass@acnb.com

ACNB CORPORATION ANNOUNCES THOMAS A. RITTER

RETIREMENT AND SUCCESSION EFFECTIVE MAY 5, 2017

GETTYSBURG, PA, January 26, 2017 — ACNB Corporation (NASDAQ: ACNB), the parent financial holding company of ACNB Bank, a Pennsylvania state-chartered, FDIC insured community bank headquartered in Gettysburg, PA, announces that Thomas A. Ritter has informed the Board of Directors of his intention to retire from the current positions of President & Chief Executive Officer of ACNB Corporation and Chief Executive Officer of ACNB Bank effective May 5, 2017. Following retirement as an executive officer of the Corporation and Bank, he will continue to serve as a Director of both ACNB Corporation and ACNB Bank.

Mr. Ritter, age 64, was appointed President of ACNB Corporation and President & Chief Executive Officer of ACNB Bank on January 1, 2001. Effective December 31, 2003, he was also designated as ACNB Corporation’s Chief Executive Officer. Mr. Ritter was President of ACNB Bank from January 1, 2001, until September 1, 2015. On September 1, 2015, he relinquished his position as President of ACNB Bank with the appointment of his successor, James P. Helt, as part of ACNB Corporation’s and ACNB Bank’s long-term strategic succession planning process.

Under Mr. Ritter’s leadership, the Corporation has grown from $567 million in assets to more than $1.2 billion in assets at December 31, 2016. ACNB Bank now has a retail banking network of 22 offices in four counties in southcentral Pennsylvania. In 2005, ACNB Corporation acquired Russell Insurance Group,

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Inc., a full-service insurance agency headquartered in Westminster, MD. Further, as previously announced, ACNB Corporation entered into a definitive agreement dated November 21, 2016, with New Windsor Bancorp, Inc., which poises ACNB Corporation and ACNB Bank to strategically expand its community banking presence into the northern Maryland market.

Concurrent with Mr. Ritter’s announcement, the Board of Directors has named Mr. Helt to be his successor as President & Chief Executive Officer of ACNB Corporation and Chief Executive Officer of ACNB Bank effective May 5, 2017. Mr. Helt has been with the organization since 2008 when he was named Executive Vice President of Banking Services of ACNB Bank. On September 1, 2015, Mr. Helt was appointed to his current position of President of ACNB Bank, and was also elected to ACNB Bank’s Board of Directors.

Speaking on behalf of the ACNB Corporation Board of Directors, Chairman Frank Elsner, III stated, “Mr. Ritter has been an instrumental part of the organization’s success, and we thank him for his dedication and service to our shareholders, customers, employees, and local communities. We wish him only the best in his retirement.”

Mr. Elsner added, “We are pleased to announce James P. Helt as Mr. Ritter’s successor. He has been a valuable member of the executive management team since he joined ACNB Bank in 2008. Mr. Helt’s succession to President & Chief Executive Officer of ACNB Corporation and Chief Executive Officer of ACNB Bank was determined after careful consideration by the Board of Directors to ensure that ACNB Corporation and ACNB Bank will have strong, experienced, and committed leadership and management for the future.”

Mr. Elsner continued, “It has been a top priority of the Board of Directors, as part of our ongoing strategic planning during the past few years, to develop the breadth and depth of our community bank management team. We look forward to working with Mr. Helt in continuing the organization’s growth and leadership in the communities it serves, while maintaining the rich culture and tradition of valued service to our customers.”

Mr. Helt lives in Hanover, PA, with his wife and their two daughters. Active in the local community, Mr. Helt is a member of Trinity United Church of Christ in Hanover and currently serves as chairman of the board of the Visiting Nurse Association of Hanover & Spring Grove. He has also been involved with several organizations over the years including the Spring Grove Scholarship Foundation, TruNorth Wellness Services, Sweet Charities, Rotary Club of Hanover, Hanover Lions Club, and Hanover Jaycees.

ACNB Corporation, headquartered in Gettysburg, PA, is the financial holding company for the wholly-owned subsidiaries of ACNB Bank, Gettysburg, PA, and Russell Insurance Group, Inc., Westminster, MD. As of December 31, 2016, ACNB Corporation had total assets of $1.21 billion.  Originally founded in 1857 and now celebrating its 160th anniversary, ACNB Bank serves its marketplace via a network of 22 retail banking offices located in the four southcentral Pennsylvania counties of Adams, Cumberland, Franklin and York. In addition, the Bank operates a loan office in York, PA.  Russell Insurance Group, Inc. offers a broad range of commercial and personal insurance lines with licenses in 42 states, including Pennsylvania and Maryland, through offices in Westminster, Carroll County, and Germantown, Montgomery County, MD.  For more information regarding ACNB Corporation and its subsidiaries, please visit www.acnb.com.

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PHOTO CAPTION

Left to right: James P. Helt, ACNB Bank President, and Thomas A. Ritter, ACNB Corporation President & Chief Executive Officer and ACNB Bank Chief Executive Officer.

FORWARD-LOOKING STATEMENTS - In addition to historical information, this press release may contain forward-looking statements. Examples of forward-looking statements include, but are not limited to, (a) projections or statements regarding future earnings, expenses, net interest income, other income, earnings or loss per share, asset mix and quality, growth prospects, capital structure, and other financial terms, (b) statements of plans and objectives of management or the Board of Directors, and (c) statements of assumptions, such as economic conditions in the Corporation’s market areas. Such forward-looking statements can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “intends”, “will”, “should”, “anticipates”, or the negative of any of the foregoing or other variations thereon or comparable terminology, or by discussion of strategy. Forward-looking statements are subject to certain risks and uncertainties such as local economic conditions, competitive factors, and regulatory limitations. Actual results may differ materially from those projected in the forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: the effects of governmental and fiscal policies, as well as legislative and regulatory changes; the effects of new laws and regulations, specifically the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act; impacts of the new capital and liquidity requirements of the Basel III standards; the effects of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters; ineffectiveness of the business strategy due to changes in current or future market conditions; future actions or inactions of the United States government, including the effects of short- and long-term federal budget and tax negotiations and a failure to increase the government debt limit or a prolonged shutdown of the federal government; the effects of economic deterioration and the prolonged economic malaise on current customers, specifically the effect of the economy on loan customers’ ability to repay loans; the effects of competition, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products and services; the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest rate protection agreements, as well as interest rate risks; difficulties in acquisitions and integrating and operating acquired business operations, including information technology difficulties; challenges in establishing and maintaining operations in new markets; the effects of technology changes; volatilities in the securities markets; slow economic conditions; the failure of assumptions underlying the establishment of reserves for loan losses and estimations of values of collateral and various financial assets and liabilities; acts of war or terrorism; disruption of credit and equity markets; the ability to manage current levels of impaired assets; the loss of certain key officers; the ability to maintain the value and image of the Corporation’s brand and protect the Corporation’s intellectual property rights; continued relationships with major customers; and, potential impacts to the Corporation from continually evolving cybersecurity and other technological risks and attacks, including additional costs, reputational damage, regulatory penalties, and financial losses. We caution readers not to place undue reliance on these forward-looking statements. They only reflect management’s analysis as of this date. The Corporation does not revise or update these forward-looking statements to reflect events or changed circumstances. Please carefully review the risk factors described in other documents the Corporation files from time to time with the SEC, including the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.  Please also carefully review any Current Reports on Form 8-K filed by the Corporation with the SEC.

Additional Information about the Merger and Where to Find It

The information presented herein does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed merger, ACNB Corporation will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 with respect to the offering of ACNB Corporation common stock as the merger consideration under the Securities Act of 1933, as amended, which will include a proxy statement of New Windsor Bancorp, Inc. and a prospectus of ACNB Corporation. A definitive proxy statement/prospectus will be sent to the shareholders of New Windsor Bancorp, Inc. seeking the required stockholder approvals. Before making any voting or investment decision, investors and security holders are urged to read the registration statement and proxy statement/prospectus and other relevant documents when they become available because they will contain important information about ACNB Corporation, New Windsor Bancorp, Inc. and the merger.

Investors and security holders will be able to obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov. Investors and security holders may also obtain free copies of these documents by directing a request by telephone or mail to ACNB Corporation, 16 Lincoln Square, P.O. Box 3129, Gettysburg, PA 17325, (717) 339-5085, or by directing a request by telephone or mail to New Windsor Bancorp, Inc., 222 East Baltimore Street, Taneytown, MD 21787, (410) 756-1580.

New Windsor Bancorp, Inc. and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of New Windsor Bancorp, Inc. in connection with the merger. Information about the directors and executive officers of New Windsor Bancorp, Inc. and their ownership of New Windsor Bancorp, Inc. common stock may be obtained by reading the proxy statement/prospectus regarding the merger when it becomes available. Additional information regarding the interests of these participants and other persons who may be deemed participants in the merger may be obtained by reading the joint proxy statement/prospectus regarding the merger when it becomes available.

ACNB #2017-3

January 26, 2017